Securities and Exchange Commission
Washington, D.C. 20549

Form 8‑K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 16, 2017

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114	77-0313235
(Commission File Number)	(IRS Employer Identification No.)

550 South Hope Street, Suite 2850, Los Angeles	90071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On October 16, 2017, Cadiz Inc. (the "Company") issued a press release announcing that that the United States Bureau of Land Management ("BLM") has issued a letter ("BLM Letter") to the Company finding that the Cadiz Water Project's proposed use of the existing Arizona & California Railroad ("ARZC") Company's right-of-way to construct a pipeline and related railroad improvements "furthers railroad purposes" and concluding that the Project is within the scope of the original right-of-way grant.  The BLM Letter also formally rescinds the agency's controversial and widely criticized October 2015 evaluation of the Project's proposed ARZC right-of-way.  Following receipt of the BLM Letter, no further federal permits or authorizations are required for Project construction within the ARZC railroad right-of-way.

A copy of the press release is attached hereto as Exhibit 99.1. A copy of the BLM Letter is attached hereto as Exhibit 99.2.

Item 9.01         Financial Statement and Exhibits

    (d)  Exhibits

99.1	Press release, dated October 16, 2017
99.2	Letter from US Bureau of Land Management to Scott Slater, Cadiz Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Cadiz Inc.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer
Dated:  October 16, 2017